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                                                                     EXHIBIT 4.1

CUSIP: _____________
No. ____                                                             $__________


Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this Note may not be transferred except as whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                             ARROW ELECTRONICS, INC.

                          Floating Rate Note due _____

         ARROW ELECTRONICS, INC., a New York corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company in New York, New York, the principal sum of ___________ Dollars on __________ (the "Maturity Date"), in the coin or currency of the United States, and to pay interest quarterly in arrears on ______, ______, and _______ (each an "Interest Payment Date") commencing with the first Interest Payment Date next succeeding ____________ (the "Original Issue Date"), and on the Maturity Date, on said principal sum at said office or agency, in like coin or currency, at the floating rate per annum determined in accordance with the provisions below (the "Interest Rate"), until the principal hereof is paid or duly provided for. Interest on this Note will be computed on the basis of a 360 day year for the actual number of days elapsed. If any Interest Payment Date other than the Maturity Date falls on a day that is not a Business Day (as defined below) with respect to this Note the applicable Interest Payment Date shall be the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the next applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"): provided, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by wire transfer as provided in the Indenture. The amount of accrued interest payable for any Interest Period, shall be calculated by multiplying
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the face amount of this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor is computed by dividing the Interest Rate applicable to such day by 360.

         If the Maturity Date of this Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest shall be made on the next succeeding Business Day, as if made on the date such payment was due, and no interest on such payment shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

         If the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date, to which interest has been paid on duly provided for or, if no interest has been paid or duly provided for on this Note, from the Original Issue Date. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the fifteenth calendar day, as the case may be, immediately preceding such Interest Payment Date, whether or not such day is a Business Day; provided, however, that the interest payable on the Maturity Date shall be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable.

         As used herein, "Business Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York, State of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, that the day is also a London Business Day. "London Business Day" means any day on which dealings in United States dollars are transacted in the London interbank market.

         The Interest Rate on this Note shall be calculated by an agent appointed by the Company for the purpose (the "Calculation Agent") and shall be equal to LIBOR (as defined below) [plus/minus] ___%; provided, however, that the Interest Rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date (as defined below) shall be ___% (the "Initial Interest Rate"). The Interest Rate shall be reset on each Interest Payment Date, each of which is also referred to as "Interest Reset Date", commencing ________, ____ (the "Initial Interest Reset Date"). The second London Business Day preceding an Interest Reset Date will be the "Interest Determination Date" for that Interest Reset Date. The Interest Rate in effect on each day that is not an Interest Reset

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Date shall be the Interest Rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date and the Interest
Rate in effect on any day that is an Interest Reset Date shall be the Interest Rate determined as of the Interest Determination Date pertaining to such Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date shall be the Initial Interest Rate.

         "LIBOR" shall be determined by the Calculation Agent in accordance with the following provisions:

         (i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars for a three-month period commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If Telerate page 3750 does not include such a rate or is unavailable on an Interest Determination Date, LIBOR with respect to that Interest Determination Date shall be determined in accordance with the provisions described in (ii) below.

         (ii) With respect to an Interest Determination Date as to which no rate appears on Telerate Page 3750, as specified in (i) above, or is unavailable, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for a three-month period commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, LIBOR determined as of that Interest Determination Date shall be LIBOR in effect on the immediately preceding Interest Determination Date.

         "Telerate Page 3750" means the display designated as "Page 3750" on Bridge Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

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         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

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         IN WITNESS WHEREOF, ARROW ELECTRONICS, INC., has caused this instrument to be signed manually or by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Date: ____________________, 1999

(SEAL)                                      ARROW ELECTRONICS, INC.


                                            By _________________________________


                                            By _________________________________




                          CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:   _________________, 1999

                                            HARRIS TRUST COMPANY OF NEW
                                            YORK, as Trustee



                                            By ________________________________

                                                     Authorized Signatory


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                                 REVERSE OF NOTE

                             ARROW ELECTRONICS, INC.

                         Floating Rate Note due _______


         This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of January 15, 1997 (herein called the "Indenture"), duly executed and delivered by the Company to Harris Trust Company of New York, formerly known as Bank of Montreal Trust Company (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the Floating Rate Notes due _____ of the Company, limited in aggregate principal amount to $______.

         Interest will be computed on the basis of a 360-day year for the actual number of days elapsed. The Company shall pay interest on overdue principal but shall not pay interest on overdue installments of interest. If a payment date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day unless that Business Day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding Business Day, and no interest shall accrue for the intervening period.

         In case an Event of Default with respect to the Floating Rate Notes due ______ shall have occurred and be continuing, the Principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions that provide that, without prior notice to any Holders, the Company and the Trustee may amend the Indenture and the Securities of any series with the written consent of the Holders or a majority in

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aggregate principal amount of the outstanding Securities of all series affected by such supplemental indenture (all such series voting as one class), and the Holders of a majority in aggregate principal amount of the outstanding Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Securities of such series provided that, without the consent of each Holder of the Securities of each series affected thereby an amendment or waiver, including a waiver of past defaults, may not:
(i) extend the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on such Holder's Security, or reduce the principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor;
(ii) reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture or for any waiver of compliance with certain provision of the Indenture or certain Defaults and their consequences proved for in the Indenture; (iii) waive a Default in the payment of Principal of or interest on any Security of such Holder; or (iv) modify any of the provisions of the Indenture governing supplemental indentures with the consent of Securityholders, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It is also provided in the Indenture that, subject to certain conditions, the Holders of at least a majority in aggregate principal amount of the outstanding Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of Principal of or interest on any Security or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture: but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

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         The Indenture provides that a series of Securities may include one or more tranches (each, a "tranche") of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of the Indenture, subject to certain exceptions, with respect to sections of the Indenture concerning the execution, authentication and terms of the Securities, redemption of the Securities, Events of Default of the Securities, defeasance of the Securities and amendment of the Indenture, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.3 of the Indenture establishing such series or tranche.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin and currency herein prescribed.

         The Notes are issuable initially only in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, but, without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         [Insert applicable redemption provisions, if any]

         Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

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         The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the Principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present, or future, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

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         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

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(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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the within Note and all right thereunder, hereby

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irrevocably constituting and appointing such person attorney

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to transfer such Note on the books of the Issuer, with full

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power of substitution in the premises.


Dated:
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NOTICE:           The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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